                                                                   EXHIBIT 10.01

                  EXECUTIVE RETENTION AND SEVERANCE AGREEMENT

This Executive Retention and Severance Agreement (the "Agreement") is made and entered into as of September 7, 2000 (the "Effective Date"), by and between:

     @Home Corporation, a Delaware corporation (the "Company")
     450 Broadway
     Redwood City, California 94063

and

     [name] ("Executive")
     [address]
     [address]

                                   RECITALS:

A. Executive is a key employee of the Company who possesses valuable knowledge of the Company, its business and operations and the markets in which the Company competes.

B. The Company draws upon the knowledge, experience and objective advice of Executive in order to manage its business for the benefit of the Company's stockholders.

C. The Company recognizes that if there occurred a Change of Control or other event that could substantially change the nature and structure of the Company, the resulting uncertainty regarding the consequences of such an event could adversely affect the Company's ability to attract, retain and motivate its key employees, including Executive.

D. On September 7, 2000, the Company's Board of Directors approved the terms of this Agreement for the benefit of the Company's Section 16 executive officers in the event of certain terminations prior to or following a Change of Control.

E. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company, and would enhance the Company's ability to call on and rely upon Executive if a Change of Control were to occur.

F. The Company and Executive desire to enter into this Agreement in order (1) to encourage Executive to continue to devote Executive's full attention and dedication to the success of the Company, and (2) to provide specified compensation and benefits to Executive in the event of a Termination Upon Change of Control or a Termination in Absence of Change of Control, pursuant to the terms of this Agreement.

                  THE COMPANY AND EXECUTIVE AGREE AS FOLLOWS:

1.   GENERAL
     -------

     1.1  Purpose.   The purpose of this Agreement is to provide specified
          -------
          compensation and benefits to Executive in the event of a Termination Upon Change of Control or a Termination in Absence of Change of Control.

     1.2  No Employment Agreement.   This Agreement does not obligate the
          -----------------------
          Company to continue to employ Executive for any specific period of
          time, or in any specific role or geographic location.   Subject to the
          terms of any applicable written employment agreement between Company and Executive, Company may assign Executive to other duties, and either Executive or Company may terminate Executive's employment at any time for any reason.

     1.3  Defined Terms.  Capitalized terms used in this agreement shall have
          -------------
          the meanings set forth in Section 5, unless the context clearly requires a different meaning.

2.  TERMINATION UPON CHANGE OF CONTROL
    ----------------------------------

     2.1  Basic Severance Compensation.  In the event of Executive's Termination
          ----------------------------
          Upon Change of Control, Executive shall be entitled to the basic severance compensation described below.

          2.1.1  Accrued Salary and Vacation.  All salary and accrued vacation
                 ---------------------------
                 earned through the date of Executive's termination, less applicable federal and state withholding, paid upon termination of employment.

          2.1.2  Expenses.  Within ten (10) days of submission of proper expense
                 --------
                 reports by Executive, the Company shall reimburse Executive for all expenses incurred by Executive, consistent with past practices, in connection with the business of the Company prior to Executive's termination of employment.

          2.1.3  Employee Benefits.  Executive shall receive the benefits, if
                 -----------------
                 any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

     2.2  Executive Cash Severance Benefits.  In the event of Executive's
          ---------------------------------
          Termination Upon Change of Control, Executive shall be entitled to the additional executive severance benefits described below.

          2.2.1  Cash severance payment.  Executive shall receive a lump sum
                 ----------------------
                 payment in an amount equal to twelve (12) months of Executive's Base Salary, less applicable federal and state withholding, paid within thirty (30) days of Termination Upon Change of Control.

     2.3  Stock Option Acceleration.
          -------------------------

          2.3.1  Acceleration Following Termination Upon Change of Control.  All
                 ---------------------------------------------------------
                 outstanding stock options granted and restricted stock issued by the Company to Executive prior to the Change of Control shall have their vesting fully accelerated so as to be 100% vested on Executive's Termination Upon Change of Control.

          2.3.2  Acceleration Following Non-assumption Upon Change of Control.
                 ------------------------------------------------------------
                 If there is a Change of Control transaction in which outstanding stock options granted and restricted stock issued by the Company prior to the transaction are not fully assumed by the Successor, or replaced by fully equivalent substitute options or restricted stock, then (1) all such options and restricted stock shall have their vesting fully accelerated to be 100% vested immediately prior to the effective date of the Change of Control and (2) the Company shall provide reasonable prior written notice to Executive of (a) the date such unexercised options will terminate and (b) the period during which Executive may exercise the fully vested options.

     2.4  Extended Insurance Benefits.
          ---------------------------

          2.4.1  Benefit Continuation.  Executive shall receive continued
                 --------------------
                 provision of the Company's standard employee insurance coverages, as elected by Executive and in effect immediately prior to Executive's Termination Upon Change of Control, for twelve (12) months following such Termination Upon Change of Control.

          2.4.2  Continued Medical Coverage.  Following the last date set forth
                 --------------------------
                 in Section 2.4.1, if Executive resides in the United States, Executive shall be entitled to elect continued medical insurance coverage in accordance with the applicable provisions of U.S. federal law (COBRA). If such coverage included Executive's dependents immediately prior to the date of termination, such dependents also shall be covered at Company expense during the extension period. For purposes of title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and any dependents shall be the date upon which the Company-paid coverage terminates.

          2.4.3  Coverage Under Another Plan.   Notwithstanding the preceding
                 ---------------------------
                 provisions of this subsection 2.4, in the event Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse's or partner's plan) under another employer's group health plan during the period provided for herein, Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for Executive and any dependents.

3.  TERMINATION IN ABSENCE OF CHANGE OF CONTROL
    -------------------------------------------

    3.1   Basic Severance Compensation.  In the event of Executive's Termination
          ----------------------------
          in Absence of Change of Control, Executive shall be entitled to the basic severance compensation described below.

          3.1.1  Accrued Salary and Vacation.  All salary and accrued vacation
                 ---------------------------
                 earned through the date of Executive's termination, less applicable federal and state withholding, shall be paid upon termination of employment.

          3.1.2  Expenses.  Within ten (10) days of submission of proper expense
                 --------
                 reports by Executive, the Company shall reimburse Executive for all expenses incurred by Executive, consistent with past practices, in connection with the business of the Company prior to Executive's termination of employment.

          3.1.3  Employee Benefits.  Executive shall receive the benefits, if
                 -----------------
                 any, under any 401(k) plan, nonqualified deferred compensation plan, employee stock purchase plan and other Company benefit plans to which Executive may be entitled pursuant to the terms of such plans.

     3.2  Continuation of Base Salary.  In the event of Executive's Termination
          ---------------------------
          in Absence of Change of Control, Executive shall be entitled to the additional executive severance benefits described below.

          3.2.1  Cash Severance Payment.  Executive shall receive a continuation
                 ----------------------
                 of Base Salary for a period of twelve (12) months following Executive's Termination in Absence of Change of Control in accordance with the Company's normal payroll practice, less applicable federal and state withholding.

     3.3  Vesting Continuation Following Termination in Absence of Change of
          ------------------------------------------------------------------
          Control.   All outstanding stock options granted and restricted stock
          -------
          issued by the Company to Executive prior to Executive's Termination in Absence of Change of Control shall continue to vest and, in the case of stock options continue to remain exercisable, as if Executive remained employed by the Company for an additional twelve (12) months following Executive's Termination in Absence of Change of Control.

     3.4  Extended Insurance Benefits.
          ---------------------------

          3.4.1  Benefit Continuation.  Executive shall receive continued
                 --------------------
                 provision of the Company's standard employee insurance coverages, as elected by Executive and in effect immediately prior to Executive's Termination in Absence of Change of Control, for twelve (12) months following such Termination in Absence of Change of Control.

          3.4.2  Continued Medical Coverage.  Following the last date set forth
                 --------------------------
                 in Section 3.4.1, if Executive resides in the United States, Executive shall be entitled to elect continued medical insurance coverage in accordance with the applicable provisions of U.S. federal law (COBRA). If such coverage included Executive's dependents immediately prior to the date of termination, such dependents also shall be covered at Company expense during the extension period. For purposes of title X of the Consolidated Budget Reconciliation Act of 1985 ("COBRA"), the date of the "qualifying event" for Executive and any dependents shall be the date upon which the Company-paid coverage terminates.

          3.4.3  Coverage Under Another Plan.   Notwithstanding the preceding
                 ---------------------------
                 provisions of this subsection 3.4, in the event Executive becomes covered as a primary insured (that is, not as a beneficiary under a spouse's or partner's plan) under another employer's group health plan during the period provided for herein, Executive promptly shall inform the Company and the Company shall cease provision of continued group health insurance for Executive and any dependents.

4.  FEDERAL EXCISE TAX UNDER SECTION 280G
    -------------------------------------

     4.1  Reimbursement of Excise Tax.   If, due to the benefits provided under
          ---------------------------
          this Agreement, Executive is subject to any excise tax due to characterization of any amount payable hereunder as excess parachute payments pursuant to Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended ( the "Code"), the Company will "gross-up" the amount payable to Executive (including gross-ups for additional income and excise taxes) such that the net amount realizable by Executive is the same as if there were no such excise taxes or income taxes.

     4.2  Determination by Independent Public Accountants.  Unless the Company
          -----------------------------------------------
          and Executive otherwise agree in writing, any determination required under this Section 4 shall be made in writing by independent public accountants agreed to by the Company and Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 4, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make the required determinations. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with the services contemplated by this Section 4.

5.  DEFINITIONS
    -----------

     5.1  Capitalized Terms Defined.  Capitalized terms used in this Agreement
          -------------------------
          shall have the meanings set forth in this Section 5, unless the context clearly requires a different meaning.

     5.2  "Base Salary" means the base salary of Executive immediately preceding
           -----------
          any Change of Control, or in the absence of Change of Control, immediately preceding Executive's termination of employment.

     5.3  "Cause" means:
           -----

          (a) a good faith determination by the Board of Directors of the Company that Executive willfully failed to follow the lawful written directions of the Board of Directors; provided that no termination for Cause shall occur unless Executive has been provided with notice of the Company's intention to terminate Executive for Cause and has had at least 30 days to cure or correct his or her behavior; or

          (b) engagement in gross misconduct which is materially detrimental to the Company; provided that no termination for Cause shall occur unless Executive has been provided with notice of the Company's intention to terminate Executive for Cause and has had at least 30 days to cure or correct his or her behavior; or

          (c) willful and repeated failure or refusal to comply in any material respect to the Company's Assignment and Confidentiality Agreement, the Company's insider trading policy, or any other reasonable policies of the Company where non-compliance would be materially detrimental to the Company; provided that no termination for Cause shall occur unless Executive has been provided with notice of the Company's intention to terminate Executive for Cause and has had at least 30 days to cure or correct his or her behavior; or

          (d) commission of an unlawful or criminal act (serious in nature) which the Board of Directors reasonably believes would reflect adversely on the Company.

     5.4  "Change of Control" means:
           -----------------

          (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities; provided that Executive acknowledges that AT&T Corporation ("AT&T") currently holds in excess of fifty (50%) percent of the aggregate voting power of the Company's outstanding securities, and that this provision shall apply with respect to an acquisition of equity or voting interests by AT&T only if the Company ceases to be a publicly-held company;

          (b) the Company is party to a merger or consolidation, or series of related transactions, which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

          (c) the sale or disposition of all or substantially all of the Company's assets (or consummation of any transaction, or series of related transactions, having similar effect);

          (d) there occurs a change in the composition of the Board of Directors of the Company within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors, or a change in the composition of the Board of Directors that follows a change of control of AT&T in which a majority of the predecessor AT&T Board members are replaced by representatives from the entity acquiring AT&T;

          (e)  the dissolution or liquidation of the Company; or

          (f) any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing.

     5.5  "Company" shall mean @Home Corporation, and, following a Change of
           -------
          Control, any Successor that agrees to assume, or otherwise becomes bound by operation of law, all the terms and provisions of this Agreement.

     5.6  "Good Reason" means the occurrence of any of the following conditions,
           -----------
          without Executive's informed written consent:

          (a) assignment to Executive of a position, responsibilities or duties that are not the Substantive Functional Equivalent of the position, responsibilities and duties which Executive occupied immediately preceding any Change of Control, or in the absence of Change of Control, at any time within sixty (60) days immediately preceding Executive's termination of employment;

          (b) a reduction in Executive's Base Salary or Total Annual Cash Compensation;

          (c) the Company's requiring Executive (i) to be based at any office or location more than 35 miles from the office where Executive was employed immediately preceding the Change of Control, or in the absence of Change of Control, immediately preceding Executive's termination of employment, or (ii) to travel on Company business to a substantially greater extent than required immediately preceding the Change of Control, or in the absence of Change of Control, immediately preceding Executive's termination of employment, or

          (d) any material breach by the Company of the terms of this Agreement, including but not limited to the failure by the Company to require a Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform the Company's Change of Control obligations, as if no such succession had taken place.

     5.7  "Incumbent Director" shall mean a director who either (1) is a
           ------------------
          director of the Company as of the Effective Date, or (2) is elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination, but (3) was not elected or nominated in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

     5.8  "Permanent Disability" means that:
           --------------------

          (a) Executive has been incapacitated by bodily injury, illness or disease so as to be prevented thereby from engaging in the performance of Executive's duties;

          (b) such total incapacity shall have continued for a period of six consecutive months; and

          (c) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of Executive's life.

     5.9  "Substantive Functional Equivalent" means an employment position
           ---------------------------------
          occupied by Executive after a Change of Control, or in the absence of Change of Control, immediately preceding Executive's termination of employment, that:

          (a) carries a title that does not connote a lesser rank or corporate role than the title held by Executive prior to the Change of Control, or in the absence of Change of Control, at any time within sixty (60) days immediately preceding Executive's termination of employment;

          (b) does not otherwise constitute a material, adverse change in Executive's responsibilities or duties, as measured against Executive's responsibilities or duties prior to the Change of Control, or in the absence of Change of Control, at any time within sixty (60) days immediately preceding Executive's termination of employment, causing it to be of materially lesser rank or responsibility; and

          (c) is identified as an executive officer position, for purposes of the rules promulgated under Section 16 of the Securities Exchange Act of 1934, of a publicly traded Successor having market capitalization, net assets and annual revenues no less than those of the Company prior to the Change of Control, or in the absence of Change of Control, at any time within sixty (60) days immediately preceding Executive's termination of employment.

     5.10 "Successor" means the Company as defined above and any successor or assign to substantially all of its business and/or assets.

     5.11 "Total Annual Cash Compensation" means the sum of (i) Executive's annual base salary, plus (ii) 100% of Executive's target annual incentive for any calendar or fiscal year, as applicable, immediately preceding the date of any Change of Control, or in the absence of Change of Control, immediately preceding Executive's termination of employment.

     5.12  "Termination in Absence of Change of Control" means:

           (a) any termination of employment of Executive by the Company without Cause (i) that occurs prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies), (ii) that occurs after the Company announces that it has terminated discussions that would lead to a definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement or (iii) that occurs more than twenty-four (24) months following a Change of Control; or

           (b) any resignation by Executive for Good Reason (i) that occurs within sixty (60) days following the occurrence of one of the conditions that constitutes Good Reason, but only where such Good Reason occurs prior to the date that the Company first publicly announces it has reached a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies), (ii) that occurs after the Company announces that it has terminated discussions that would lead to a definitive agreement and does not thereafter enter into discussions that lead to such a definitive agreement or (iii) that occurs more than twenty-four (24) months following a Change of Control.

     Notwithstanding the foregoing, the term "Termination in Absence of Change of Control" shall not include any termination of the employment of Executive (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of Executive; (3) as a result of the death of Executive; or (4) as a result of the voluntary termination of employment by Executive for reasons other than Good Reason.

     5.13  "Termination Upon Change of Control" means:

           (a) any termination of the employment of Executive by the Company without Cause during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twenty-four (24) months following a Change of Control; or

           (b) any resignation by Executive for Good Reason during the period commencing on or after the date that the Company first publicly announces a definitive agreement that would result in a Change of Control (even though still subject to approval by the Company's stockholders and other conditions and contingencies) and ending on the date which is twenty-four (24) months following the Change of Control.

     Notwithstanding the foregoing, the term "Termination Upon Change of Control" shall not include any termination of the employment of Executive (1) by the Company for Cause; (2) by the Company as a result of the Permanent Disability of Executive; (3) as a result of the death of Executive; or (4) as a result of the voluntary termination of employment by Executive for reasons other than Good Reason.

6.   EXCLUSIVE REMEDY
     ----------------

     6.1  No Other Benefits Payable.  Executive shall be entitled to no other
          -------------------------
          compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Sections 2, 3 and 4 have been provided to Executive, except as expressly set forth in this Agreement or, subject to the provisions of Sections 11 and 15, in a duly executed employment agreement between Company and Executive.

     6.2  Release of Claims.  The Company may condition payment of the cash
          -----------------
          severance in Sections 2, 3 and 4 of this Agreement and the stock option acceleration described in Sections 2, 3 and 4 upon the delivery by Executive of a signed mutual release of claims in a form reasonably satisfactory to the Company; provided, however, that Executive shall not be required to release any rights Executive may have to be indemnified by the Company.

7.   PROPRIETARY AND CONFIDENTIAL INFORMATION
     ----------------------------------------

     Executive agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between Executive and the Company.

8.   NON-SOLICITATION AND NONCOMPETITION
     -----------------------------------

     8.1  Agreement Not to Solicit.  If Company performs its obligations to
          ------------------------
          deliver the severance benefits set forth in Sections 2, 3 and 4 of this Agreement, then for a period of one (1) year after Executive's termination of employment, Executive will not solicit the services or business of any employee (other than the Executive's administrative assistant), distributor, vendor, representative or customer of the Company to discontinue that person's or entity's relationship with or to the Company.

     8.2  Continuation of Benefits; Transition Services; Agreement Not to
          ---------------------------------------------------------------
          Compete.  If Company performs its obligations to deliver the severance
          -------
          benefits set forth in Sections 3 and 4 of this Agreement, then for a period of one (1) year after Executive's Termination in Absence of Change of Control, to the maximum extent enforceable by law, Executive will provide reasonable transition services as requested by the Company, and shall not directly or indirectly own (other than ownership of not more than a 1% interest in a public company), operate, control or be connected with as a director, officer, employee, partner, consultant or otherwise, AOL, Microsoft internet group, Yahoo, Lycos, Disney internet properties, Google, Direct Hit, LookSmart, Engage, Liberate, CMGI or DoubleClick, at any time Executive is receiving payments hereunder, unless Executive obtains approval from the Company's Chief Executive Officer, on behalf of the Company, confirming that the Company does not view Executive's proposed investment or involvement as a conflict of interest.

9.   ARBITRATION
     -----------

     9.1  Disputes Subject to Arbitration.  Any claim, dispute or controversy
          -------------------------------
          arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration by the American Arbitration Association; provided, however, that (1) the arbitrator shall have no authority to make any ruling or judgment that would confer any rights with respect to the trade secrets, confidential and proprietary information or other intellectual property of the Company upon Executive or any third party; and (2) this arbitration provision shall not preclude the Company from seeking legal and equitable relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's intellectual property. Judgment may be entered on the award of the arbitrator in any court having jurisdiction.

     9.2  Site of Arbitration.  The site of the arbitration proceeding shall be
          -------------------
          in Santa Clara County, California.

     9.3  Cost and Expenses Borne by Company.  All costs and expenses of
          ----------------------------------
          arbitration or litigation, including but not limited to reasonable attorneys fees and other costs reasonably incurred by Executive, shall be paid by the Company. Notwithstanding the foregoing, if Executive initiates the arbitration or litigation, and the finder of fact finds that Executive's claims were totally without merit or frivolous, then Executive shall be responsible for Executive's own attorneys' fees.

10.  INTERPRETATION
     --------------

     Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California as applied to contracts entered into and entirely to be performed within that state.

11.  CONFLICT IN BENEFITS; NONCUMULATION OF BENEFITS
     -----------------------------------------------

     11.1  Effect of Agreement.  This Agreement shall supersede all prior
           -------------------
           arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated option vesting due upon Executive's termination of employment, except as provided in Sections 11.2, 11.3 and 15.

     11.2  No Limitation of Regular Benefit Plans.  This Agreement is not
           --------------------------------------
           intended to and shall not affect, limit or terminate any plans, programs, or arrangements of the Company that are regularly made available to a significant number of employees or officers of the Company, including without limitation the Company's stock option plans.

     11.3  Noncumulation of Cash Benefits.  Executive may not cumulate cash
           ------------------------------
           severance payments, stock options and restricted stock vesting and excise tax reimbursement benefits under both this Agreement and another agreement. If Executive has any other binding written agreement with the Company which provides that upon a Change of Control or termination of employment Executive shall receive one or more of the benefits described in sections 2, 3 and 4 of this Agreement, then with respect to each such benefit the amount payable under this Agreement shall be reduced by the corresponding amount paid or payable under such other agreements.

12.  SUCCESSORS AND ASSIGNS
     ----------------------

     12.1  Successors of the Company.  The Company will require any successor or
           -------------------------
           assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement shall be a material breach of this Agreement.

     12.2  Heirs and Representatives of Executive.  This Agreement shall inure
           --------------------------------------
           to the benefit of and be enforceable by Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

13.  NOTICES
     -------

     For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to the Company:  @Home Corporation
          Attention:          General Counsel
                              450 Broadway
                              Redwood City, California 94063

     and if to Executive at the address specified on the first page of this Agreement. Either party may provide the other with notices of change of address, which shall be effective upon receipt.

14.  NO REPRESENTATIONS
     ------------------

     Executive acknowledges that in entering into this Agreement, Executive is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

15.  MODIFICATION AND AMENDMENT
     --------------------------

     This Agreement may be modified, amended or superseded only by a supplemental written agreement signed with the same formality as this Agreement by Executive and by the Company. However, the noncumulation of benefits provision of Section 11.3 shall apply to any subsequent agreement, unless (1) such provision is explicitly disclaimed in the subsequent agreement, and (2) the subsequent agreement has been authorized by the Company's Board of Directors or a committee thereof.

16.  VALIDITY
     --------

     16.1  Invalid Provisions.  If any one or more of the provisions (or any
           ------------------
           part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

     16.2  Execution by Company Executive Officer or Director.  This Agreement
           --------------------------------------------------
           and any modifications or amendments shall require the signature of an executive officer or member of the Board of Directors of the Company.

17.  SIGNATURES
     ----------

     The parties have executed this Agreement, intending to be legally bound as of the Effective Date.

     EXECUTIVE                                @HOME CORPORATION

     ___________________________              _______________________________


     Print Name:  ______________              By:  __________________________